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                                                                   Exhibit 99.1


Contact: Morris H. Wheeler, President & Chief Executive Officer
         Cohesant Technologies Inc.
         317 871-7611



FOR IMMEDIATE RELEASE


                         COHESANT TECHNOLOGIES ANNOUNCES
                              SEMI-ANNUAL DIVIDEND


Indianapolis, Indiana, November 3, 2005--Cohesant Technologies Inc. (Nasdaq:
COHT) today announced that its Board of Directors approved a semi-annual dividend payment of $0.135 which will be paid on November 30, 2005 to shareholders of record on November 18, 2005.

Cohesant Technologies Inc., based in Indianapolis, IN, designs, develops, and manufactures specialized dispensing equipment and specialty coating products under the GlasCraft, Raven and CuraFlo trade names. These systems and products offer innovative lining technology providing corrosion protection and renewal of infrastructure in commercial, institutional, municipal and residential sectors of the water, wastewater and industrial markets. Additionally the Company licenses proprietary technology for the renewal and rehabilitation of small diameter water pipes as well as performs restoration, protection and replacement of plumbing lines.

Certain statements contained in this report that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statement. These risks and uncertainties include, but are not limited to, a slow-down in domestic and international markets for plural components dispensing systems, a reduction in growth of markets for the Company's epoxy coating systems, customer resistance to Company price increases, the successful integration of the CuraFlo acquisition and CuraFlo's ability to expand its licensing and services business.